                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR THE USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      BROOKDALE LIVING COMMUNITIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                              [LOGO OF BROOKDALE]

Michael W. Reschke
Chairman of the Board

                                               April 18, 2000

Dear Stockholder:

 You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Brookdale Living Communities, Inc. (the "Company") to be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois.

 The purpose of the Meeting is to consider and vote upon proposals to (i) elect two directors, (ii) ratify the appointment of the Company's independent auditors, (iii) approve the First Amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by an aggregate of 200,000 shares to 400,000 shares and (iv) transact such other business as may properly come before the Meeting. Additional information with respect to these matters is set forth in the enclosed Proxy Statement.

 Whether or not you plan to attend the Meeting and regardless of the number of shares you own, it is important that your shares be represented at the Meeting. Therefore, after you read the enclosed Proxy Statement, I urge you to mark, date, sign and promptly return the enclosed Proxy Card to ensure that your vote will be recorded on the business matters to be considered at the Meeting.

 The Board of Directors appreciates your investment and your interest in the Company. I look forward to your participation in the Meeting.

                                               /s/ Michael W. Reschke

                                               Michael W. Reschke
                                               Chairman of the Board

                      BROOKDALE LIVING COMMUNITIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 18, 2000

To the Stockholders:

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), will be held at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois, on Thursday, May 18, 2000, at 10:00 a.m., local time, to consider and take action on the following matters:

 1. To elect two Class III directors for a term of three years each;

 2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000;

 3. To approve the First Amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares available for issuance under the plan by an aggregate of 200,000 shares to 400,000 shares; and

 4. To transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

 Stockholders of record at the close of business on April 10, 2000 shall be entitled to notice of, and to vote at, the Meeting.

                                               By order of the Board of
                                               Directors,

                                               /s/ Robert J. Rudnik

                                               Robert J. Rudnik, Secretary

April 18, 2000

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND RETURN IT PROMPTLY IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                      Brookdale Living Communities, Inc.
                            330 North Wabash Avenue
                                  Suite 1400
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 18, 2000

 The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or the "Board") of Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois on May 18, 2000 at 10:00 a.m., local time, and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to stockholders on or about April 18, 2000.

                 DESCRIPTION OF THE PROXY; PROXY SOLICITATION

 If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE BOARD OF DIRECTORS' TWO NOMINEES AS CLASS III DIRECTORS FOR A TERM OF THREE YEARS EACH, (II) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND (III) FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY AN AGGREGATE OF 200,000 SHARES TO 400,000 SHARES. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

 The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of its directors, officers and regular employees to solicit proxies, personally or by telephone. Those persons will not be compensated specially for such services. The Company will also request that brokers, banks, custodians, nominees, and fiduciaries holding shares of stock in their names or the names of their nominees forward proxy material to and obtain proxies from the beneficial owners of such shares held of record by such persons. The Company will reimburse such holders for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in solicitation of proxies at a fee of $3,000, plus reimbursement of out-of-pocket expenses.

                           QUORUM AND VOTE REQUIRED

 Only stockholders of record at the close of business on April 10, 2000 (the "Record Date") are entitled to vote at the Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Meeting during ordinary business hours for a period of 10 days prior to the Meeting at the Company's principal executive office at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois. On the Record Date, 9,850,749 shares (exclusive of 1,724,800 shares of treasury stock) of the

Company's common stock, par value $0.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the owner to one vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

 The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, therefore, have the same effect as negative votes on such proposals by increasing the number of votes cast on such proposals. Broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders.

 A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement. THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO BROOKDALE LIVING COMMUNITIES, INC., 330 NORTH WABASH AVENUE, SUITE 1400, CHICAGO, ILLINOIS 60611, ATTENTION: INVESTOR RELATIONS. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                   PRINCIPAL SECURITY HOLDERS OF THE COMPANY

 The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 31, 2000 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock;
(ii) each director of the Company; (iii) the Chairman of the Board, the President and Chief Executive Officer and each of the five other persons who were the most highly compensated executive officers of the Company in 1999 (the "named executive officers"); and (iv) all directors and executive officers of the Company as a group.

                                                               Common Stock
                                                           --------------------
                                                            Amount and
                                                            Nature of   Percent
                                                            Beneficial    of
Name and Address of Beneficial Owner(1)                    Ownership(2)  Class
-------------------------------------------------------------------------------
The Prime Group, Inc.(3)..................................  3,929,350    39.9%
Health Partners(4)........................................  5,479,452    35.7
Delaware Management Holdings, Inc.(5).....................    952,500     9.7
Goldman Sachs Asset Management(6).........................    900,900     9.1
Becker Capital Management, Inc.(7)........................    783,450     8.0
Commonwealth of Pennsylvania, Public School Employees
 Retirement System(8).....................................    629,600     6.4
Michael W. Reschke(9).....................................  4,022,350    40.5
Mark J. Schulte(10).......................................    454,958     4.6
Darryl W. Copeland, Jr.(11)...............................    209,500     2.1
Wayne D. Boberg(12).......................................      8,250       *
Dr. Bruce L. Gewertz(13)..................................      4,950       *
Darryl W. Hartley-Leonard(14).............................      7,750       *
Robert J. Rudnik(15)......................................    159,784     1.6
Mark H. Tabak.............................................         --      --
Paul H. Warren............................................         --      --
Stephan T. Beck(16).......................................     19,500       *
Matthew F. Whitlock(17)...................................     20,525       *
R. Stanley Young(18)......................................      6,500       *
Executive officers and directors as a group (15
 persons)(19).............................................  4,734,567    46.4

--------
* Less than 1%.

(1) All of the directors and executive officers of the Company may be contacted co Brookdale Living Communities, Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

(2) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power andor investment power and as to which such person has the right to acquire such voting andor investment power within 60 days. Percentage of beneficial ownership as to any person (which includes shares as to which such person has the right to acquire voting andor investment power within 60 days) as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting andor investment power within 60 days.

(3) Includes shares of Common Stock held by The Prime Group, Inc. and certain of its affiliates. Of such shares, 12,500 shares are subject to an option to purchase held by Blackacre Bridge Capital L.L.C. ("Blackacre") pursuant to the Stock Option Agreement, dated as of May 7, 1997, between The Prime Group, Inc. and Blackacre. Pursuant to a letter agreement, dated July 13, 1998, between The Prime Group, Inc. and Mark J. Schulte, Mr. Schulte has agreed that, in connection with the exercise of Blackacre's option, Mr. Schulte will transfer 1,250 shares to Blackacre or The Prime Group, Inc. for 10% of the option price. The address of The Prime Group, Inc. is 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

(4) Health Partners and its affiliates ("HP") beneficially own $100,000,000 principal amount of the Company's 5.5% Convertible Subordinated Notes due 2009, which are presently convertible into 5,479,452 shares of Common Stock. The address of HP is 54 Thompson Street, New York, New York 10012.

(5) Based on a Schedule 13GA filed with the SEC on February 10, 2000 by Delaware Management Holdings, Inc. and certain of its affiliates ("DMHI"). The Schedule 13GA indicates that DMHI beneficially owns 952,500 shares of Common Stock. The address of DMHI is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(6) Based on a Schedule 13G filed with the SEC on February 9, 2000 by Goldman Sachs Asset Management, a separate operating division of Goldman Sachs & Co. ("GSAM"). The Schedule 13G indicates that GSAM (i) is an investment advisor and (ii) beneficially owns 900,900 shares of Common Stock. GSAM disclaims beneficial ownership of the shares of Common Stock beneficially owned by (i) any client accounts with respect to which it or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which its affiliate is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than GSAM. The address of GSAM is 1 New York Plaza, New York, New York 10004.

(7) Based on a Schedule 13G filed with the SEC on February 2, 2000 by Becker Capital Management, Inc. ("BCMI"). The Schedule 13G indicates that BCMI beneficially owns 783,450 shares of Common Stock. The Schedule 13G indicates that the Common Stock is owned by advisory clients of BCMI, and BCMI disclaims beneficial ownership of the Common Stock. The address of BCMI is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204.

(8) Based on a Schedule 13G filed with the SEC on February 15, 2000 by the Commonwealth of Pennsylvania, Public School Employees Retirement System ("CoP"). The Schedule 13G indicates that CoP beneficially owns 629,600 shares of Common Stock. The address of CoP is 5 North 5th Street, Harrisburg, Pennsylvania 17101.

(9) Includes 3,929,350 shares of Common Stock held by The Prime Group, Inc. and certain of its affiliates. Of such 3,929,350 shares, 12,500 shares are subject to an option to purchase held by Blackacre pursuant to the Stock Option Agreement, dated as of May 7, 1997, between The Prime Group, Inc. and Blackacre. Pursuant to a letter agreement, dated July 13, 1998, between The Prime Group, Inc. and Mark J. Schulte, Mr. Schulte has agreed that, in connection with the exercise of Blackacre's option, Mr. Schulte will transfer 1,250 shares to Blackacre or The Prime Group, Inc. for 10% of the option price. Also includes 93,000 shares issuable upon the exercise of stock options held by Mr. Reschke that are exercisable as of or within 60 days of March 31, 2000. Mr. Reschke is the Chairman, Chief Executive Officer and President of The Prime Group, Inc.

(10) Includes 311,707 shares of Common Stock held directly by Mr. Schulte. Of such 311,707 shares, Mr. Schulte has agreed to transfer 1,250 shares to Blackacre or The Prime Group, Inc. in connection with the exercise of Blackacre's option, pursuant to a letter agreement, dated July 13, 1998, between The Prime Group, Inc. and Mr. Schulte. Also includes 143,251 shares issuable upon the exercise of stock options held by Mr. Schulte that are exercisable as of or within 60 days of March 31, 2000.

(11) Includes 12,000 shares of Common Stock held directly by Mr. Copeland and 197,500 shares issuable upon the exercise of stock options held by Mr. Copeland that are exercisable as of or within 60 days of March 31, 2000. On December 6, 1999, Mr. Copeland resigned from the Company and entered into a consulting agreement with the Company. See "Compensation of Executive Officers--Employment and Consulting Agreements" below. Mr. Copeland is included herein as a "named executive officer" pursuant to SEC Regulation S-K, Item 402(a)(3)(iii).

(12) Includes 2,500 shares of Common Stock held directly by Mr. Boberg and 5,750 shares issuable upon the exercise of stock options held by Mr. Boberg that are exercisable as of or within 60 days of March 31, 2000.

(13) Includes 866 shares of Common Stock held directly by Dr. Gewertz and 4,084 shares issuable upon the exercise of stock options held by Dr. Gewertz that are exercisable as of or within 60 days of March 31, 2000.

(14) Includes 2,000 shares of Common Stock held directly by Mr. Hartley-Leonard and 5,750 shares issuable upon the exercise of stock options held by Mr. Hartley-Leonard that are exercisable as of or within 60 days of March 31, 2000.

(15) Includes 127,284 shares of Common Stock held directly by Mr. Rudnik and 32,500 shares issuable upon the exercise of stock options held by Mr. Rudnik that are exercisable as of or within 60 days of March 31, 2000.

(16) Includes 19,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Beck that are exercisable as of or within 60 days of March 31, 2000.

(17) Includes 1,025 shares of Common Stock held directly by Mr. Whitlock and 19,500 shares issuable upon the exercise of stock options held by Mr. Whitlock that are exercisable as of or within 60 days of March 31, 2000.

(18) Includes 6,500 shares of Common Stock issuable upon the exercise of stock options held by Mr. Young that are exercisable as of or within 60 days of March 31, 2000.

(19) Includes 4,376,232 shares of Common Stock held directly or indirectly by executive officers and directors as a group (including 3,929,350 shares of Common Stock held directly by The Prime Group, Inc. and certain of its affiliates) and 358,335 shares issuable upon the exercise of stock options held by executive officers and directors as a group that are exercisable as of or within 60 days of March 31, 2000.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

 The Company's Restated Certificate of Incorporation provides for a minimum of two directors and a maximum of 11 directors. The Board of Directors currently consists of eight members. The Board of Directors is divided into three classes, each class consisting of approximately one-third of the total number of directors. Class I directors consist of Messrs. Reschke and Warren and Dr. Gewertz; Class II directors consist of Messrs. Hartley-Leonard, Rudnik and Tabak; and Class III directors consist of Messrs. Schulte and Boberg. The Board of Directors proposes the election of two Class III directors at the Meeting, each to hold office for a three-year term until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Class I and Class II directors will be elected at the Annual Meetings to be held in 2001 and 2002, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the shares of Common Stock underlying the accompanying form of Proxy will be voted for the nominees for Class III director set forth below, each of whom is currently a Class III director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director. The following sets forth certain information with respect to each nominee for Class III director and also with respect to each Class I and Class II director.

Nominees for Election

                                                       Year Term
                                            Director   of Office   Served as a
Name                                    Age   Class   Will Expire Director Since
--------------------------------------------------------------------------------
Mark J. Schulte........................  46 Class III    2000          1997
Wayne D. Boberg........................  47 Class III    2000          1997

 Mark J. Schulte. Mark J. Schulte has served as President and Chief Executive Officer and a director of the Company since May 1997. From January 1991 to May 1997, Mr. Schulte was employed by The Prime Group, Inc. in its Senior Housing Division, most recently serving as Executive Vice President, with primary responsibility for overseeing all aspects of The Prime Group Inc.'s Senior Housing Division. Prior to joining The Prime Group, Inc., Mr. Schulte had 13 years of experience in the development and operation of multi-family housing, senior housing, senior and assisted living and health care facilities. Mr. Schulte is licensed to practice law in the State of New York. Mr. Schulte serves as Chairman of the American Seniors Housing Association, an industry trade group based in Washington, D.C.

 Wayne D. Boberg. Wayne D. Boberg has served as a director of the Company since May 1997. Mr. Boberg is licensed to practice law in the State of Illinois and has been a partner of the law firm of Winston & Strawn since 1985, specializing in the representation of corporate clients in connection with capital transactions and acquisitions.

 Directors are elected by a plurality vote (i.e., the two nominees receiving the greatest number of votes will be elected) of the holders of the shares of Common Stock present or represented and entitled to vote at the Meeting.

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR REELECTION OF MR. SCHULTE AND MR. BOBERG AS CLASS III DIRECTORS OF THE COMPANY WITH THREE-YEAR TERMS EXPIRING IN 2003.

Continuing Class I and Class II Directors

                                                       Year Term
                                             Director  of Office   Served as a
Name                                     Age  Class   Will Expire Director Since
--------------------------------------------------------------------------------
Michael W. Reschke......................  44  Class I    2001          1997
Bruce L. Gewertz........................  50  Class I    2001          1997
Paul H. Warren..........................  43  Class I    2001          1999
Darryl Hartley-Leonard..................  54 Class II    2002          1997
Robert J. Rudnik........................  45 Class II    2002          1999
Mark H. Tabak...........................  49 Class II    2002          1999

 Michael W. Reschke. Michael W. Reschke has served as Chairman of the Board and a director of the Company since May 1997. Mr. Reschke founded The Prime Group, Inc. in 1981 and, since that time, has served as The Prime Group, Inc.'s Chairman, Chief Executive Officer and President. For the last 19 years, Mr. Reschke has directed and managed the development, finance, construction, leasing, marketing, acquisition, renovation and property management activities of The Prime Group, Inc. and its affiliates. Mr. Reschke is also a member of the Board of Directors of Prime Retail, Inc. (NYSE: PRT), a publicly traded real estate investment trust involved in the ownership, acquisition, development and management of factory outlet centers and the successor in interest to the former retail division of The Prime Group, Inc. In addition, Mr. Reschke is Chairman of the Board and a director of Prime Group Realty Trust (NYSE: PGE), a publicly traded real estate investment trust involved in the ownership, acquisition, development and management of office and industrial buildings and the successor in interest to the former office and industrial divisions of The Prime Group, Inc. Mr. Reschke is also a member of the Board of Directors of Horizon Group Properties, Inc. (NASDAQ: HGPI), a publicly traded corporation involved in the ownership, acquisition, development and management of factory outlet centers. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Round Table and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

 Dr. Bruce L. Gewertz. Dr. Bruce L. Gewertz has served as a director of the Company since May 1997. Dr. Gewertz has served as The Dallas B. Phemister Professor and Chairman, Department of Surgery since 1992, and served as the first Faculty Dean of Medical Education from 1989 to 1992, at the University of Chicago Pritzker School of Medicine. Dr. Gewertz is Editor of the Journal of Surgical Research and serves on the Editorial Board of Annals of Vascular Surgery.

 Paul H. Warren. Paul H. Warren has served as a director of the Company since May 1999. Mr. Warren co-founded Capital Z Partners in August 1998. From April 1994 to August 1998, Mr. Warren was a partner in Insurance Partners, L.P. ("IP"), a limited partnership organized in 1994 to make investments in property and casualty insurers, life and health insurers, healthcare services firms and related insurance businesses. In addition, Mr. Warren serves as a director of Healthextras, LLC, Corporate Health Dimensions, Provincia Salud, Provincia A.R.T. and United Payors & United Providers, Inc.

 Darryl W. Hartley-Leonard. Darryl W. Hartley-Leonard has served as a director of the Company since May 1997. Mr. Hartley-Leonard is Chairman of the Board and Chief Executive Officer of Production Group International, Inc., an event production agency, Chairman of the Board and Partner of Metropolitan Hotel Corporation, a hotel company in the long term stay/suite hotel business directed at the upscale market, a founding partner of H-LK Partners, a hotel development and management company, and Chairman of the Board and Partner of Cohabaco Cigar Co., a nationwide cigar distribution company. Mr. Hartley-Leonard retired as Chairman of the Board of Hyatt Hotels Corporation in 1996 after a 32-year career with Hyatt and its diversified affiliates. Mr. Hartley-Leonard also serves on the Board of Directors of LaSalle Partners, The United States Committee for UNICEF and Evanston Northwestern Healthcare.

 Robert J. Rudnik. Robert J. Rudnik has served as Executive Vice President, General Counsel and Secretary of the Company since July 1997 and as a director of the Company since December 1999. Mr. Rudnik also serves as Executive Vice President, General Counsel and Secretary of The Prime Group, Inc. Mr. Rudnik has served in such capacity for The Prime Group, Inc. since 1984. Mr. Rudnik is licensed to practice law in the State of Illinois and is a member of the bar in the State of Florida.

 Mark H. Tabak. Mark H. Tabak has served as a director of the Company since May 1999. Mr. Tabak is the Managing Partner of Healthcare Capital Partners and President and Chief Executive Officer of International Managed Care Advisors, Inc. From September 1993 to July 1996, Mr. Tabak was the President of AIG Managed Care Inc., a subsidiary of American International Group. Prior to joining AIG, he served as President and Chief Executive Officer of Group Health Plan and he was President of Health America Development Corporation. Mr. Tabak also founded Clinical Pharmaceuticals, Inc. Mr. Tabak is a member of the Board of Directors of Ceres Group, Inc., an insurance holding company, ESC Medical Systems, Ltd., a medical equipment manufacturer, and United Payors & United Providers, Inc., a health care provider network.

Information Regarding Meetings and Committees of the Board of Directors

 The Company's Board of Directors has established an Audit Committee, an Executive Committee, a Compensation Committee and a Committee of Independent Directors.

 Audit Committee. The members of the Audit Committee consist of Dr. Gewertz and Messrs. Boberg, Hartley-Leonard and Tabak. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by the Company's independent auditors and reviews the adequacy of the Company's internal accounting controls.

 Executive Committee. The members of the Executive Committee consist of Messrs. Reschke, Schulte and Warren. The Executive Committee has been granted certain authority to acquire and dispose of real property and the power to authorize, on behalf of the Board of Directors, the execution of certain contracts and agreements, including those related to certain borrowings by the Company. The Executive Committee generally meets monthly (or more frequently if necessary) and all actions by the committee are reported at the next meeting of the Board of Directors.

 Compensation Committee. The members of the Compensation Committee consist of Dr. Gewertz and Messrs. Hartley-Leonard and Warren. The Compensation Committee makes recommendations to the full Board of Directors concerning salary and bonus compensation and benefits for executive officers of the Company. In addition, the Compensation Committee has the power and authority to implement and administer the 1997 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1997 Stock Incentive Plan"), the 1998 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1998 Stock Incentive Plan") and the 1999 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1999 Stock Incentive Plan", and together with the 1997 Stock Incentive Plan and the 1998 Stock Incentive Plan, the "Stock Incentive Plans").

 Committee of Independent Directors. The members of the Committee of Independent Directors consist of Dr. Gewertz and Messrs. Boberg and Hartley-Leonard. The Committee of Independent Directors was established to consider and approve or reject, on behalf of the full Board of Directors, any proposed transactions between the Company and any of its affiliates, stockholders, directors, officers or employees.

 During the fiscal year ended December 31, 1999, the Audit Committee held two meetings, the Compensation Committee held three meetings, the Committee of Independent Directors held no meetings and the Board of Directors held six meetings.

                                PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

 The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000. Ernst & Young LLP served in this capacity for the year ended December 31, 1999. A representative of Ernst & Young LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

 The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. The decision of the Board of Directors is based on the recommendation of the Audit

Committee. The Audit Committee also reviews and approves any proposed non-audit services to be performed by the independent auditors to ensure that the provision of such services will not impair the independence of the auditors.

 Before making its recommendation to the Board of Directors for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

 The approval by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's auditors. Abstentions will have the same effect as negative votes.

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                           COMPENSATION OF DIRECTORS

 The Company pays its directors who are not employees of the Company a fee for their services as directors. Such persons receive annual compensation of $12,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. The members of the Board receive reimbursement of all travel and lodging expenses related to their attendance at both Board and committee meetings.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

 Prior to the completion of its initial public offering on May 7, 1997, the Company did not pay any compensation to its officers. The following table sets forth the compensation earned for the period from May 7, 1997 to December 31, 1997 and for the years ended December 31, 1998 and December 31, 1999 with respect to the named executive officers.

                                         Annual                  Long-Term
                                      Compensation              Compensation
                                    ----------------------      ------------               Other
 Name and Principal Position   Year  Salary        Bonus          Options            Compensation(1)
----------------------------------------------------------------------------------------------------
Michael W. Reschke............ 1999 $133,333      $ 33,867(2)          --                      --
  Chairman of the Board        1998  100,000            --         18,000(3)(4)                --
                               1997   63,653            --        100,000(5)                   --

Mark J. Schulte............... 1999  266,667        93,135(2)      10,000(5)               $2,500
  President and Chief          1998  275,000            --         49,500(3)(4)             2,500
  Executive Officer
                               1997  173,937           203        175,000(5)                   --

Darryl W. Copeland, Jr.(6).....1999..282,917...     84,668(2)      10,000(5)                2,500
  Executive Vice President and 1998  250,000            --         45,000(3)(4)             2,500
  Chief Financial
  Officer                      1997  159,134       150,100(7)     250,000(5)                2,375

Stephan T. Beck............... 1999  158,334        49,851          1,000(3)                2,500
  Senior Vice President--      1998  116,667        52,302          1,000(3)                2,112
  Operations
                               1997   63,252        12,150         25,000(5)                  491

Robert J. Rudnik.............. 1999  179,167        30,239(2)          --                      --
  Executive Vice President,    1998  141,667        25,000         35,000(3)                   --
  General Counsel and
  Secretary                    1997   50,903(8)        217         30,000(5)                   --

Matthew F. Whitlock........... 1999  191,250        84,550          1,000(3)                2,500
  Vice President--Acquisitions 1998   95,000       260,340          1,000(3)                2,500
                               1997   60,087       116,651         25,000(5)                2,142

R. Stanley Young.............. 1999  214,167        14,167(2)       1,000(3)                2,500
  Executive Vice President,    1998  101,846(9)         --         25,000(5)                   --
  Chief Financial Officer and
  Treasurer

--------
(1) Consists of annual Company matching contributions to the Brookdale Living Communities, Inc. Retirement Savings Plan.

(2) Consists of amounts of principal and interest forgiven on promissory notes issued in lieu of bonuses.

(3) Granted pursuant to the 1998 Stock Incentive Plan.

(4) Granted in lieu of a bonus to which the executive officer was entitled pursuant to his employment agreement.

(5) Granted pursuant to the 1997 Stock Incentive Plan.

(6) On December 6, 1999, Mr. Copeland resigned from the Company and entered into a consulting agreement with the Company. See "--Employment and Consulting Agreements" below.

(7) Mr. Copeland received a signing bonus of $150,000 from the Company in May 1997.

(8) Mr. Rudnik joined the Company in July 1997.

(9) Mr. Young joined the Company in August 1998.

Option Grants in 1999

 The following table shows all options to purchase Common Stock granted to each of the named executive officers of the Company in 1999. The table also shows the potential value of such grants if the Common Stock appreciates at compounded annual rates of 5% and 10% over the remaining term of the option from the grant date stock price. The 5% and 10% rates of appreciation based on the grant date stock price are required to be disclosed by the rules of the SEC and are not intended to forecast potential future appreciation, if any, in the price of the Company's Common Stock. The Company did not use an alternative present value formula permitted by the rules of the SEC because, in the Company's view, potential future unknown or volatile factors result in there being no such formula that can determine with reasonable accuracy the present value of such option grants.

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                Annual Rates of Stock
                                                                                Price Appreciation for
                                                                                 Option Term Based on
                                          Individual Grants                     Grant Date Stock Price
                          ----------------------------------------------------- ----------------------
                           Number of       Percent of
                            Shares            Total
                          Underlying     Options Granted  Exercise
                            Options       to Employees      Price    Expiration
Name                      Granted (#)    in Fiscal Year  ($/Sh)(1)      Date      5% ($)     10% ($)
------------------------------------------------------------------------------------------------------
Michael W. Reschke......        --              --             --           --          --          --
Mark J. Schulte.........    10,000(2)         9.39%        $14.28     05/20/09  $   89,806 $   227,586
Darryl W. Copeland, Jr..    10,000(3)         9.39          14.28     05/20/09      89,806     227,586
Stephan T. Beck.........     1,000(2)         0.94          14.28     05/20/09       8,981      22,759
Robert J. Rudnik........        --              --             --           --          --          --
Matthew F. Whitlock.....     1,000(2)         0.94          14.28     05/20/09       8,981      22,759
R. Stanley Young........     1,000(2)         0.94          14.28     05/20/09       8,981      22,759

--------
(1) Based on the average closing stock price for the five business days preceding the grant date. The exercise price for the options is generally payable in cash or, in certain circumstances, by the surrender, at fair market value on the date on which the option is exercised, of shares of Common Stock.

(2) Options vest, subject to certain conditions being met, at the rate of 25% per year over four years following the grant date, commencing on the first anniversary of the grant date.

(3) As a result of the termination of Mr. Copeland's employment with the Company on December 6, 1999, all 10,000 options to purchase shares of Common Stock were forfeited prior to such options becoming exercisable.

Option Exercises and Holdings

 The following table sets forth information with respect to options to purchase shares of Common Stock exercised by the named executive officers during 1999 and the number of shares of Common Stock underlying options held by each of the named executive officers and the value of such officers' exercisable and unexercisable options on December 31, 1999.

                                                    Number of Unexercised     Value of Unexercised
                           Shares                      Options at 1999        In-the-Money Options
                         Acquired on                    Year-End (#)        at 1999 Year-End ($)(1)
                          Exercise      Value     ------------------------- -------------------------
Name                         (#)     Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------
Michael W. Reschke......      --          --            68,000/50,000            $43,750/43,750
Mark J. Schulte.........      --          --            97,002/97,498             41,564/76,561
Darryl W. Copeland,
 Jr.(2).................      --          --           197,500/--                133,438/--
Stephan T. Beck.........      --          --            12,750/14,250             10,938/10,938
Robert J. Rudnik........      --          --            23,750/41,250              7,500/7,500
Matthew F. Whitlock.....      --          --            12,750/14,250             10,938/10,938
R. Stanley Young........      --          --             6,250/19,750                 --/--

--------
(1) These amounts were calculated by subtracting the exercise price from the market value of the underlying Common Stock as of 1999 year-end. The market value of the Common Stock was $12.375 per share as of December 31, 1999 (the last trading date in 1999) based on the closing price per share on the Nasdaq National Market.

(2) As a result of the termination of Mr. Copeland's employment with the Company on December 6, 1999, options to purchase 55,109 shares of Common Stock were forfeited prior to such options becoming exercisable, vested incentive stock options to purchase 17,391 shares of Common Stock were cancelled and the exercise date for unvested non-qualified options to purchase 79,891 shares of Common Stock was accelerated to December 7, 1999.

Employment and Consulting Agreements

 The Company has entered into employment agreements with each of Messrs. Reschke, Schulte and Whitlock. On December 6, 1999, the Company terminated Mr. Copeland's employment agreement and entered into a consulting agreement with Mr. Copeland. The agreements with Messrs. Reschke, Schulte and Whitlock (the "Employment Agreements") generally provide that each shall devote substantially all of their business time to the operation of the Company, except that Mr. Reschke is required to devote only such time as he deems necessary to fulfill his duties and obligations to the Company as Chairman of the Board. The Employment Agreements for Messrs. Reschke and Schulte provide for terms expiring on May 7, 2000, while the Employment Agreement for Mr. Whitlock provides for a term expiring on January 31, 2001. The terms of the Employment Agreements are automatically extended for one-year terms unless either the Company or the executive officer provides the other with at least 30 days' prior written notice that such term shall not be extended.

 The Employment Agreements with Messrs. Reschke and Schulte provide for an annual bonus of up to 100% of the base salary based on certain performance criteria. The Employment Agreement with Mr. Whitlock provides for annual bonuses based on certain performance criteria. If any of such Employment Agreements are terminated by the Company "without cause" or, with respect to Mr. Schulte, due to disability, the executive so terminated will be entitled to a lump sum payment. With regard to Mr. Whitlock, such lump sum payment will be an amount equal to six months' base salary. With regard to Messrs. Reschke and Schulte, such executives will receive a lump sum payment equal to the base salary for one year plus a pro rata portion of the annual bonus payable under their respective Employment Agreements. Messrs. Reschke and Schulte may terminate their respective Employment Agreements and be entitled to approximately two times their annual compensation and bonus in the event of a "change in control" of the Company and a material diminution of their respective duties and responsibilities or compensation. In the event Mr. Schulte voluntarily terminates his employment with the Company "without good reason" or in the event the employment of Mr. Schulte is terminated by the Company "with cause," he will be subject to a non-compete covenant that has a term of two years. Mr. Reschke is bound by a non-compete agreement among The Prime Group, Inc. and certain of its affiliates (collectively, "PGI"), the Company and Mr. Reschke.

 The Employment Agreements provide for base salaries of $150,000 for Mr. Reschke, $350,000 for Mr. Schulte and $200,000 for Mr. Whitlock. The current terms of compensation for Messrs. Beck, Rudnik and Young include a base salary of $175,000, $187,500 and $240,000, respectively.

 Effective December 6, 1999, Mr. Copeland resigned as Executive Vice President and Chief Financial Officer of the Company, as a member of the Company's Board of Directors and as an officer and board member of certain affiliates of the Company. Also on December 6, 1999, Mr. Copeland entered into a consulting agreement with the Company (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Mr. Copeland is an independent contractor of the Company and has agreed to perform certain duties as directed by the Company. The Consulting Agreement provides that Mr. Copeland will be compensated at the annualized rate of $200,000 plus reimbursement to Mr. Copeland for travel expenses and costs for health care coverage. The Consulting Agreement has an initial term expiring on May 15, 2000 and will be automatically extended for successive six-month periods unless the Company or Mr. Copeland delivers a notice of such party's interest not to extend the Consulting Agreement. Upon the death or disability of Mr. Copeland, the Consulting Agreement will terminate. During the term of the Consulting Agreement and for a period of two years after its expiration or termination, Mr. Copeland has agreed not to compete with the Company.

 In addition, in connection with his resignation and the execution of the Consulting Agreement, the Company accelerated the vesting date of unvested non-qualified options to purchase 79,891 shares of Common Stock, and Mr. Copeland agreed to cancel vested incentive stock options to purchase 17,391 shares of Common Stock. All of Mr. Copeland's remaining unvested options to purchase 55,109 shares of Common Stock were forfeited upon his resignation. Under the 1997 Stock Incentive Plan and the 1998 Stock Incentive Plan, pursuant to which Mr. Copeland's remaining vested non-qualified stock options were granted, Mr. Copeland has until December 7, 2000 to exercise his vested stock options to purchase shares of Common Stock.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 The Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, is charged with determining compensation for the Company's executive officers. Dr. Bruce L. Gewertz and Messrs. Darryl
W. Hartley-Leonard and Paul H. Warren currently serve on the Compensation Committee.

 During the year ended December 31, 1999, no executive officer of the Company served as a member of (i) the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) the Board of Directors of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) the compensation committee of another entity, one of whose executive officers served as a member of the Company's Board of Directors.

                       REPORT OF COMPENSATION COMMITTEE

 The Compensation Committee makes recommendations to the full Board of Directors concerning salary and bonus compensation and benefits for executive officers of the Company. In addition, the Compensation Committee has the power and authority to implement and administer the Company's Stock Incentive Plans. The current members of the Compensation Committee are Dr. Gewertz and Messrs. Hartley-Leonard and Warren.

 The purpose of the Company's executive compensation programs is to attract and retain highly qualified individuals while providing the economic incentive necessary to achieve the Company's performance goals. The Company intends to maintain executive compensation policies, plans and programs that will reward executive officers, provide incentives for the achievement of the Company's operating and financial objectives and, consequently, maximize stockholder value. The Compensation Committee believes that, through their ownership of equity interests in the Company (through ownership of Common Stock and options), the financial interests of the Company's executive officers are closely aligned with the financial interests of the Company's stockholders.

 While the Compensation Committee will continue to evaluate the executive compensation practices of the Company's industry peer group as an important factor in determining executive compensation, the Company's achievement of its performance goals and the contribution of executive officers to such achievement will greatly influence whether the Company's compensation programs remain at or exceed the median of its peer group. The peer group of companies identified by the Compensation Committee is further described in the Performance Graph presented below in this Proxy Statement.

 The Company's executive compensation programs consist of the following components:

 (a) employment agreements with certain of its most senior executive officers setting base salaries at fixed levels, subject to discretionary increases determined by the Compensation Committee, and containing such other provisions sufficient to attract and retain executive officers capable of contributing to the Company's performance objectives;

 (b) annual performance bonuses based on certain performance criteria;

 (c) stock options with scheduled vesting periods to align the interests of the executive officers with those of the Company's stockholders; and

 (d) participation in other benefit programs generally available to Company employees.

Base Salaries

 The Company has entered into Employment Agreements with Messrs. Reschke, the Chairman of the Board of the Company, Schulte, the President and Chief Executive Officer of the Company, and Whitlock, the Vice President-Acquisitions of the Company. Pursuant to such agreements, the base salaries of Messrs. Reschke and Schulte for the period from January 1, 1999 to April 24, 1999 were $100,000 and $275,000, respectively. For the period from April 25, 1999 to December 31, 1999, the base salaries of Messrs. Reschke and Schulte were $150,000 and $350,000, respectively. Pursuant to his Employment Agreement, Mr. Whitlock's base salary for the periods January 1, 1999 to January 31, 1999 and February 1, 1999 to December 31, 1999 was $95,000 and $200,000, respectively. The Employment Agreement for Mr. Copeland was terminated as of December 6, 1999, and Mr. Copeland entered into the Consulting Agreement as of such date. See "Compensation of Executive Officers--Employment and Consulting Agreements." As provided in the Employment Agreements, annual base salary increases may be made at the discretion of the Compensation Committee based on individual performance reviews.

 Other elements of the Employment Agreements that serve to retain such senior executive officers include non-competition provisions that under certain circumstances extend for a specified time beyond the term of employment. The Employment Agreement of Mr. Schulte generally prohibits Mr. Schulte from directly or indirectly competing with the business of the Company during the term of employment and for a two-year period after termination "with cause" by the Company or termination "without good reason" by Mr. Schulte. See "Compensation of Executive Officers--Employment and Consulting Agreements" above. Mr. Reschke is bound by the non-compete agreement among PGI, the Company and Mr. Reschke. The Consulting Agreement of Mr. Copeland prohibits Mr. Copeland from directly or indirectly competing with the business of the Company during the term of the agreement and for a two-year period after termination or expiration.

Performance Bonuses

 Performance bonuses for certain senior executive officers are contained in their respective Employment Agreements. Messrs. Reschke and Schulte receive bonuses based on the achievement of the Company's annual business plan as reflected in the Company's audited financial statements. These bonuses may be no greater than 100% of the executive officer's base salary. In addition, Messrs. Reschke and Schulte are eligible for discretionary bonuses of no more than 20% of their base salary based on corporate or individual performance goals that may be established by the Board of Directors or the Compensation Committee from time to time. Mr. Whitlock is entitled to receive a performance bonus based upon property acquisitions of the Company. All other executive officers are eligible for performance bonuses based on the achievement of certain performance goals. Pursuant to these bonus plans, Messrs. Beck and Whitlock received performance bonuses of $49,851 and $84,550, respectively, in 1999. In lieu of the amounts due to Messrs. Reschke, Schulte, Copeland, Rudnik and Young under these bonus plans, the Company made loans to each in the amounts of $56,000, $154,000, $140,000, $50,000 and $23,425, respectively. As of December 31, 1999, interest and principal payments in amounts equal to $33,867, $93,135, $84,668, $30,239 and $14,167 were forgiven by the Company for each of Messrs. Reschke, Schulte, Copeland, Rudnik and Young, respectively.

Stock Options

 On May 20, 1999, the Company granted stock options to each of Messrs. Schulte, Beck, Whitlock and Young and certain of the other executive officers and key employees of the Company. Messrs. Schulte, Beck, Whitlock and Young were granted options to purchase 10,000, 1,000, 1,000 and 1,000 shares of Common Stock, respectively, under the 1997 Stock Incentive Plan and the 1998 Stock Incentive Plan. The options vest at the rate of 25% per year over four years following the grant date, commencing on the first anniversary of the grant date. The Compensation Committee believes the options granted under the Stock Incentive Plans will continue to align the interests of the Company's executive officers with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value.

Other Benefits

 The Company has established the Brookdale Living Communities, Inc. Retirement Savings Plan (the "401(k) Plan") for all employees of the Company that meet minimum employment criteria. The 401(k) Plan provides that participants may defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company makes matching contributions of 25% of the employees' contributions to the 401(k) Plan. Employees' contributions vest immediately, while the Company's contributions vest over five years.

Compensation Deductibility Policy

 The Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of a publicly-held corporation such as the Company to deduct compensation in excess of $1,000,000 per individual, other than certain performance-based compensation. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. The Company does not expect to be denied any deduction under Section 162(m) of the Code for compensation paid during its taxable year ended December 31, 1999. The Stock Incentive Plans were structured with the intention that compensation attributable to options granted thereunder would not be subject to the Section 162(m) limitation. Based upon Department of Treasury regulations, bonuses payable to the Company's executives under their present employment agreements and compensation attributable to options granted under the Stock Incentive Plans may be considered as compensation subject to the Section 162(m) limitation. Accordingly, it is possible that in some future year some portion of the compensation to a Company executive will not be tax deductible under
Section 162(m). This will depend upon the market price of the Company's shares on the date options are exercised and the number of options exercised in any one taxable year.

                            COMPENSATION COMMITTEE

                             Dr. Bruce L. Gewertz
                           Darryl W. Hartley-Leonard
                                Paul H. Warren

                               PERFORMANCE GRAPH

 The following graph compares the cumulative total stockholder return on the Company's Common Stock from May 2, 1997, the date the Company's Common Stock began trading on the Nasdaq National Market, through December 31, 1999, with the cumulative total return of the S&P Composite--500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index and the Company's Peer Group (as defined below*). All stock price performance assumes an initial investment of $100 on May 2, 1997 and the reinvestment of any dividends.

                     Comparison of Cumulative Total Return
                       May 2, 1997 to December 31, 1999

                      [GRAPHIC OMITTED FOR EDGAR FILING]
                                                          December 31,
                                                    --------------------------

                                       May 2, 1997    1997     1998       1999
------------------------------------------------------------------------------

Brookdale Living Communities, Inc.      $100.00     $150.00   $169.56   $107.60
Company's Peer Group                    $100.00     $139.14   $138.89   $ 37.47
S&P 500                                 $100.00     $122.56   $157.59   $190.74
Russell 2000                            $100.00     $128.56   $125.29   $151.92
NASDAQ Composite Index                  $100.00     $124.95   $176.07   $318.08
------------------------------------------------------------------------------

--------
* The Company's Peer Group is composed of selected assisted living companies. These companies are Alterra Healthcare Corporation, American Retirement Corporation, Assisted Living Concepts, Inc., ARV Assisted Living, Inc., Balanced Care Corporation, Carematrix Corporation, Capital Senior Living Corporation, Emeritus Corporation, Grand Court Lifestyles, Inc., Greenbriar Corporation, Regent Assisted Living, Inc. and Sunrise Assisted Living, Inc.

                                PROPOSAL NO. 3

            APPROVAL OF THE AMENDMENT TO 1999 STOCK INCENTIVE PLAN

General

 The Company established the 1999 Stock Incentive Plan for the purpose of attracting and retaining directors, executive officers and other key employees. Each option granted pursuant to the 1999 Stock Incentive Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The summary of the 1999 Stock Incentive Plan set forth below is qualified in its entirety by reference to the text of the 1999 Stock Incentive Plan, a copy of which may be obtained by making a written request to Brookdale Living Communities, Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, Attention: Incentive Plan Administrator.

 The 1999 Stock Incentive Plan provides for the grant of options ("1999 Options") to purchase a specified number of shares of Common Stock. Currently under the 1999 Stock Incentive Plan, 200,000 shares of Common Stock are available for grants. With respect to any optionee during any calendar year, the maximum number of shares of Common Stock that may be subject to 1999 Options under the 1999 Stock Incentive Plan is 200,000. As of March 1, 2000, 182,900 options to purchase shares were outstanding under the 1999 Stock Incentive Plan. Participants in the 1999 Stock Incentive Plan, who may be directors, officers or employees of the Company, its subsidiaries or Company-owned partnerships or any consultant or adviser who provides substantial and important service to the Company, will be selected by the Compensation Committee.

 The 1999 Stock Incentive Plan authorizes the Compensation Committee to grant 1999 Options at an exercise price to be determined by it, provided that such price cannot be less than 100% of the fair market value of the Common Stock on the date on which the 1999 Option is granted. If, however, an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by such 1999 Option on the day it is granted.

 Generally, 1999 Options granted under the 1999 Stock Incentive Plan will have such terms, including vesting schedules, as determined by the Compensation Committee. Upon a "change in control" (as defined in the 1999 Stock Incentive
Plan), however, all unvested 1999 Options then outstanding, and to the extent not previously forfeited, will vest. The 1999 Options must be exercised within 10 years from the date of the grant. The rights of any participants to exercise a 1999 Option may not be transferred in any way other than by will or applicable laws of descent and distribution.

 Under the 1999 Stock Incentive Plan, the Compensation Committee may grant options with lower exercise prices in substitution for outstanding options with higher exercise prices. In addition, in the event of certain extraordinary events, the Compensation Committee may make adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate.

 No Options may be granted under the 1999 Stock Incentive Plan after the 10th anniversary of the date on which the 1999 Stock Incentive Plan was adopted by the Board of Directors (March 18, 2009).

Amendment of the 1999 Stock Incentive Plan

 The Compensation Committee may from time to time in its discretion, amend or modify the 1999 Stock Incentive Plan without the approval of the shareholders. No amendment shall become effective without shareholder approval if such amendment increases the cost of the 1999 Stock Incentive Plan to the Company. No amendment may increase the limit imposed on the maximum number of shares of Common Stock which may be issued upon exercise of the Options, materially modify participant eligibility requirements, reduce the minimum Option price requirements or extend the termination date of the 1999 Stock Incentive Plan without shareholder approval within twelve months before or after the approval by the Compensation Committee.

Federal Tax Consequences Associated With the 1999 Stock Incentive Plan

 The following is a general description of the federal income tax consequences associated with the 1999 Stock Incentive Plan. It is not intended as a description of all federal tax consequences, nor does it describe state, foreign or local tax consequences.

 No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option increases the optionee's alternative minimum taxable income and may, therefore, result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company.

 If any share of Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arm's length sale of such shares) over the option price thereof, and (b) the Company will be entitled to a deduction in such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company.

 To the extent incentive stock options to any optionee become exercisable for the first time in any calendar year for shares having a fair market value (determined at the date of grant of the option) in excess of $100,000, the option will be treated for tax purposes as a non-qualified option.

 With respect to non-qualified options, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount provided it satisfies certain withholding obligations, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Proposed Amendment

 On February 3, 2000, the Board of Directors authorized, subject to shareholder approval, a 200,000 increase in the number of shares of Common Stock available for issuance under the 1999 Stock Incentive Plan, pursuant to the First Amendment to the 1999 Stock Incentive Plan, a copy of which is attached hereto as Exhibit A (the "First Amendment"). Upon approval of the First Amendment, the total number of shares of Common Stock available for issuance under the 1999 Stock Incentive Plan will increase from 200,000 to 400,000.

 The Compensation Committee and the Board of Directors approved the increase in the number of shares of Common Stock available under the 1999 Stock Incentive Plan as provided in the First Amendment because the Company has determined that expanding opportunities for meaningful equity participation in the Company will enable the Company to remain competitive in the retention and recruitment of qualified employees. The Compensation Committee and the Board have determined that there may not be sufficient shares of Common Stock currently available under the 1999 Stock Incentive Plan to meet this goal. The Compensation Committee intends to continue the Company's policy of subjecting the option grants to multi-year vesting periods tied to continued employment, which encourages long-term commitment to the Company.

 Based on the $11.0625 closing price of the Company's Common Stock on the Nasdaq National Market on March 31, 2000, the aggregate market value of the additional 200,000 shares of Common Stock, issuable upon the exercise of the additional 1999 Options authorized by the First Amendment, is $2,212,500.

 The approval by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the First Amendment to the 1999 Stock Incentive Plan. Abstentions will have the same effect as negative votes.

 THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

                               OTHER INFORMATION

Compliance With Section 16(a) of the Securities Exchange Act of 1934

 Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and beneficial owners of more than 10% of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

 Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the period ended December 31, 1999, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1999, no reportable transactions were reported late except that (a) Darryl W. Copeland, Jr. reported (i) the sale to the Company of Mr. Copeland's option to purchase 100,000 shares of Common Stock from The Prime Group, Inc. and (ii) the sale to the Company of Mr. Copeland's option to purchase 25,000 shares of Common Stock from Prime Group III, L.P. on December 7, 1999 on a Form 4 filed on February 14, 2000 and (b) Michael W. Reschke reported the transfer from Prime Group Limited Partnership of 90,035 shares of Common Stock to an affiliate, Prime Group II, L.P., on January 26, 1999 on a Form 4 filed on May 10, 1999. With the following exceptions, based solely on the Company's review of the copies of reports on Form 3, 4 or 5 and the amendments thereto received by it for the period ended December 31, 1999, no reports on Form 3, 4 or 5 required to be filed for such period were late other than one Form 4 filed by each of Michael W. Reschke and Darryl W. Copeland, Jr. and one Form 3 filed by each of John Mertz, Katherine Erickson, Mark H. Tabak and Paul H. Warren.

Certain Relationships and Related Transactions

 Management Agreement. On May 7, 1997, the Company entered into a management agreement with an affiliate of The Prime Group, Inc. ("Owner") with respect to the Island on Lake Travis facility. The term of the management agreement has been automatically renewed to April 30, 2001 and automatically renews on an annual basis unless and until terminated. The Company is paid a monthly fee of 5.0% of the gross revenues of such facility for each month and reimbursement of expenses. The management agreement may be terminated by Owner only for cause as set forth in the management agreement during its initial term and upon 60 days' advance written notice at any time after the expiration of the initial term or any renewal term. The Company may terminate the management agreement at any time upon 60 days' advance notice.

 Office Lease. On September 25, 1997, the Company entered into a five-year lease (the "Office Lease"), which commenced October 1, 1997, for its corporate office with 77 West Wacker Limited Partnership (the "Landlord"), a partnership which is currently owned by Prime Group Realty Trust, the publicly traded successor of the office and industrial divisions of The Prime Group, Inc. The original Office Lease provided for the lease by the Company of approximately 13,500 square feet of office space on the 48th floor, with base rent of $18.50 per square foot escalating at $0.75 per square foot at each anniversary of the commencement date. On October 2, 1997, in connection with the signing of the Office Lease, the Company received a $404,000 cash payment from the Landlord for tenant improvements which are amortized over the term of the Office Lease.

 On March 17, 1998, the Company and the Landlord amended the Office Lease, pursuant to which the Company and the Landlord agreed (i) to relocate the Company's corporate office from the 48th floor to the 44th floor effective April 24, 1998, (ii) to increase the space leased by the Company to approximately 22,600 square feet and (iii) to extend the term of the Office Lease until April 30, 2005. The base rent under the amended Office Lease continued to be $18.50 per square foot, escalating $0.75 per square foot on each May 1 of the term commencing May 1, 1999. In consideration for executing the amendment of the Office Lease, the Company received a $452,000 cash payment from the Landlord for tenant improvements which are amortized over the term of the amended Office Lease.

 On September 30, 1999, the Office Lease was amended, and the Office Lease was terminated effective February 29, 2000. Also on September 30, 1999, the Company entered into a ten year office lease for approximately 30,000 square feet of new corporate office space in a building owned by a partnership controlled by Prime Group Realty Trust. The operating lease provides for the payment of approximately $2,100,000 to the Company to pay certain tenant improvement costs and requires the payment of base rent at $16.50 per square foot, escalating $0.75 per square foot on each March 1 of the term commencing March 1, 2000, plus operating expenses (as defined in the office lease). As of March 1, 2000, the Company's corporate office is located at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611 (and was formerly located at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601).

 Insurance Brokerage and Risk Management Services with Thilman & Filippini, LLC. The Company has an ongoing business relationship with respect to insurance brokerage and risk management services with Thilman & Filippini, LLC, a limited liability company in which Thomas W. Filippini is an indirect member. Mr. Filippini is the brother-in-law of Robert J. Rudnik, a Board member and Executive Vice President, General Counsel and Secretary of the Company. Thilman & Filippini, LLC receives commissions and fees in connection with the payment by the Company of premiums on certain of its insurance policies arranged on behalf of the Company and in connection with providing certain risk management services for the Company.

 Convertible Subordinated Notes due 2009. On May 14, 1999, the Company closed the sale of $100,000,000 principal amount of its 5.5% Convertible Subordinated Notes due 2009 (the "Notes") in a private placement pursuant to a Note Purchase Agreement, dated as of April 27, 1999, between the Company and Health Partners, an investment vehicle sponsored by Capital Z Financial Services Fund II, L.P. ("Cap Z"). The Notes are convertible at any time into shares of Common Stock at an initial conversion price of $18.25 per share.

 Pursuant to a Stockholders Agreement entered into in connection with the private placement of the Notes, the Company appointed to the Board Paul H. Warren, a partner of Cap Z, as a Class I director, and Mark H. Tabak, a partner of Health Partners, as a Class II director.

 Other Transactions. Wayne D. Boberg, a director of the Company, is a partner of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company. As of the date of this Proxy Statement, Mr. Boberg owns 2,500 shares of Common Stock and has options to acquire an additional 8,000 shares of Common Stock.

 Transactions between the Company and its officers, directors, stockholders and their affiliates require the approval of the Committee of Independent Directors of the Board of Directors.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

 Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company no later than December 19, 2000 pursuant to the proxy soliciting rules of the SEC in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy related to the 2001 annual meeting. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and Proxy relating to the 2001 annual meeting any stockholder proposal that may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Pursuant to the Company's Amended and Restated By-laws, any stockholder of the Company who intends to present a proposal for action at the 2001 annual meeting also must file a copy thereof with the Secretary of the Company at least 60 days prior to the meeting; however, in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which such notice of the date or public disclosure was made.

                                OTHER BUSINESS

 The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote such proxy in accordance with the determination of a majority of the Company's Board of Directors.


                                               Robert J. Rudnik

                                               /s/ Robert J. Rudnik

                                               Secretary

Chicago, Illinois
April 18, 2000

                                                                      EXHIBIT A

                              FIRST AMENDMENT TO
                      BROOKDALE LIVING COMMUNITIES, INC.
                           1999 STOCK INCENTIVE PLAN
    (*New material underlined. **Material to be deleted shown as stricken.)
                                      ***

 3.1 Stock Subject to Plan

 The stock subject to an Option shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options granted under Section 4 of the Plan shall not exceed **200,000 *400,000 unless and until a larger number shall have been approved by the Company's stockholders pursuant to Section 7.6.

                                      ***

         --                                                        --



                      BROOKDALE LIVING COMMUNITIES, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder hereby appoints Michael W. Reschke, Mark J. Schulte and Robert J. Rudnik, and each of them, as proxies with full power of substitution, to represent and to vote as designated below all of the shares of Common Stock, par value $0.01 per share, of Brookdale Living Communities, Inc. which the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2000 at 10:00 a.m., local time, at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois, and at any adjournments thereof, upon the following matters:

  This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

       PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN
         THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

     ----           BROOKDALE LIVING COMMUNITIES, INC.               ----
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


[                                                                              ]

1. To elect two Class III directors for a term of three years each.

 Nominees:  Mark J. Schulte
            Wayne D. Boberg

                 For All      Withhold All      For All Except
                   [_]            [_]                [_]


________________________________________________________________________________
                             Nominee Exception(s)

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

                         For      Against      Abstain
                         [_]        [_]          [_]

3. To approve the First Amendment to the 1999 Stock Incentive Plan to add 200,000 shares of Common Stock to the Plan.

                         For      Against      Abstain
                         [_]        [_]          [_]

The undersigned stockholder hereby acknowledges receipt from the Company of its Notice of Annual Meeting and Proxy Statement dated April 18, 2000 and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Dated: _________________________________________________________________ , 2000

Signature(s)___________________________________________________________________

_______________________________________________________________________________
Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                          /\ FOLD AND DETACH HERE /\